BC, AB and ONT

KIRKLAND LAKE GOLD INC.

SUBSCRIPTION AGREEMENT FOR FLOW-THROUGH SHARES
(Residents of Alberta, British Columbia and Ontario)

IMPORTANT

The following items in this Subscription Agreement have been completed (please initial each applicable box):

All Purchasers

The sections headed “Subscriber’s Details” and “Terms and Conditions of Subscription for Flow- Through Shares of Kirkland Lake Gold Inc.” on pages 2 and 4 respectively of this Subscription Agreement

The Toronto Stock Exchange Private Placement Questionnaire and Undertaking attached as Exhibit 3 (pages 31 and 33 respectively).

Purchasers in British Columbia and Alberta

“Accredited investors” only - Exhibit 1 and Appendix “A” thereto, page 19 indicating which category is applicable

Purchasers in Ontario

Exhibit 2 and Appendix “A” thereto, page 26 indicating which category is applicable

A completed and originally executed copy of this Subscription Agreement, including the items required to be completed as set out above, must be delivered by no later than 5:00 p.m. (Toronto time) on 17 December 2004 to Canaccord Capital Corporation at Suite 1210, 320 Bay Street, Toronto, Ontario M5H 4A6, Attention: Naglaa Pacheco (Tel: 416-869-7708, Facsimile: 416-869-7706).

SUBSCRIPTION FOR "FLOW-THROUGH" COMMON SHARES

TO:	KIRKLAND LAKE GOLD INC. (the "Corporation")
AND TO:	CANACCORD CAPITAL CORPORATION. (the "Agent")

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of common shares of the Corporation to be issued on a "flow-through" basis (the "Flow-Through Shares") for the aggregate subscription price set out below (the "Subscription Price"), representing a subscription price of Cdn.$6.00 per Flow-Through Share, upon and subject to the terms and conditions set out in "Terms and Conditions of Subscription for Flow-Through Shares of Kirkland Lake Gold Inc." attached hereto and forming a part hereof (the "Subscription Agreement"). In addition to this face page, the Subscriber must complete Exhibit 3 and all other applicable exhibits (Exhibit 1or 2) attached hereto.

Subscriber’s Details:

_______________________________________________	Number of Flow-Through Shares:
(Name of Subscriber - please print)

By: ____________________________________________
(Authorized Signature)	Aggregate Subscription Price:
_______________________________________________
(Official Capacity or Title – please print)
If the Subscriber is signing as agent for a
_______________________________________________	principal and is not a trust company or a
(Please print name of individual whose	portfolio manager, in either case,
signature appears above if different than the	purchasing as trustee or agent for accounts
name of the subscriber printed above.)	fully managed by it, complete the following:
_______________________________________________
(Subscriber's Address)	_______________________________________________
_______________________________________________	(Name of Principal)
(Telephone Number) (Email Address)	_______________________________________________
_______________________________________________	(Principal's address)
(Social Insurance Number and Federal	_______________________________________________
Corporate Tax Account Number)	(Social Insurance Number and Federal
Corporate Tax Account Number)
_______________________________________________
(Number of Common Shares of the
Corporation currently owned or controlled)

Register the Flow-Through Shares as set	Deliver the Flow-Through Shares as set
forth below:	forth below:

_______________________________________________	_______________________________________________
(Name)	(Name)
_______________________________________________	_______________________________________________
(Account reference, if applicable)	(Account reference, if applicable)
_______________________________________________	_______________________________________________
(Address)	(Contact Name)
_______________________________________________	_______________________________________________
(Address)

ACCEPTANCE:      The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (as defined herein) (save and except as waived by the Agent) and that the Subscriber is entitled to rely thereon and on the terms, conditions and covenants contained in the Agency Agreement as if the Subscriber were a party thereto.

December _____, 2004

KIRKLAND LAKE GOLD INC.	Subscription
No:
By: _______________________________________________

This is the first page of an agreement comprised of 17 pages (not including Exhibits 1-3)

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
FLOW-THROUGH SHARES OF KIRKLAND LAKE GOLD INC.

General

1.       The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that:

(a)	this subscription is subject to rejection or allotment by the Corporation in whole or in part;

(b)

the Flow-Through Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to 500,000 Flow-Through Shares of the Corporation at a subscription price of Cdn$6.00 per Flow-Through Share to certain parties identified by the Corporation for aggregate gross proceeds of Cdn$3,000,000 (the "Offering"); and

(c)

this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber's eligibility to purchase the Flow-Through Shares under applicable securities legislation, preparing and registering certificates representing Flow-Through Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber's personal information may be disclosed by the Corporation to (i) stock exchanges or securities regulatory authorities, (ii) the Corporation's registrar and transfer agent, and (iii) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) is deemed to be consenting to (i) the foregoing collection, use and disclosure of the Subscriber's personal information, and (ii) the filing of copies or originals of any of the Subscriber's documents described in paragraph 7 hereof as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all beneficial purchasers.

Representations, Warranties and Covenants by Subscriber

2.       The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation and the Agent (and acknowledges that the Corporation and the Agent, and their respective counsel, are relying thereon) that:

(a)

the funds representing the Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge, none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber. The Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(b)

it has been independently advised as to restrictions with respect to trading in the Flow- Through Shares imposed by applicable securities legislation and the policies of the Toronto Stock Exchange, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Flow-Through Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Flow-Through Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable hold period and compliance with the other requirements of applicable law; and it agrees that any certificates representing the Flow- Through Shares may bear legends indicating that the resale of such securities is restricted; and

(c)

it is aware that the Corporation is not undertaking to file a prospectus, now or in the future, with respect to the sale to the Subscriber of the Flow-Through Shares or any resale of the Flow-Through Shares by the Subscriber; and

(d)

it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Flow-Through Shares; and

(e)

it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display) with respect to the distribution of the Flow-Through Shares; and

(f)

unless it is purchasing under subparagraph 2(g), it is purchasing the Flow-Through Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Flow- Through Shares, it is resident in the jurisdiction set out as the "Subscriber's Address" on the face page hereof and, unless it is purchasing under subparagraph 2(h), it fully complies with the criteria set forth below:

	(i)	it is an individual and will have an aggregate acquisition cost of purchasing the Flow-Through Shares of not less than $97,000 if resident in Alberta or British Columbia; or

	(ii)	it is resident in Alberta and is a corporation, syndicate, partnership, trust or other form of unincorporated organization, it will have an aggregate acquisition cost of not less than $97,000, it pre-existed the offering of the Flow-Through Shares and has a bona fide purpose other than investment in the Flow-Through Shares or, if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than $97,000; or

(iii)

it is resident in British Columbia and is not an individual but is a corporation, partnership, trust, fund, association or any other organized group of persons, it will have an aggregate acquisition cost of not less than $97,000, it was not created solely, nor is it used primarily, to permit a group of persons to purchase securities without a prospectus or, if it is such an entity created or used primarily for such purpose and is resident in British Columbia, each of the persons who form part of the group has contributed at least $97,000 to such entity for the purpose of purchasing the Flow-Through Shares; or

(iv)

it is resident in Alberta or British Columbia and it is an "accredited investor", as such term is defined in Multilateral Instrument 45-103 entitled "Capital Raising Exemptions" promulgated under the Securities Act (Alberta) and the Securities Act (British Columbia) and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this Subscription Agreement indicating that the Subscriber fits within one of the categories of "accredited investor" set forth in such definition; or

(v)	it is resident in Alberta or British Columbia and is one of the following and has so indicated by initialing the applicable paragraph:

_______	(I)	a "director", "senior officer" or "control person" of the Corporation, or of an affiliate of the Corporation (within the meaning of these expressions as used in the applicable securities laws); or

_______	(II)	a "spouse" (within the meaning of that expression as used in the applicable securities laws), parent, grandparent, brother, sister or child of any person referred to in subparagraph (I) above; or

_______	(III)	a parent, grandparent, brother, sister or child of the spouse of any person referred to in subparagraph (I) above; or

_______	(IV)

a "close personal friend" (within the meaning of that expression as used in the applicable securities laws) of any person referred to in subparagraph (I) above and, if requested by the Corporation on behalf of the Corporation, will provide a signed statement describing any such persons. For the purposes of this subparagraph IV, "close personal friend" means that you have directly known such individual well enough and for a sufficient period of time and in a sufficiently close relationship (where such relationship is direct and extends beyond being a relative or a member of the same organization, association or religious group or a client, customer or former client or customer or being a close personal friend of a close personal friend of such individual) to be in a position to assess the capabilities and the trustworthiness of such individual; or

_______	(V)

a "close business associate" (within the meaning of that expression as used in the applicable securities laws) of any person referred to in subparagraph (I) above and, if requested by the Corporation on behalf of the Corporation, will provide a signed statement describing any of such persons. For the purposes of this subparagraph V "close business associate" means that you have had direct sufficient prior business dealings with such individual (where such relationship is direct and extends beyond being a casual business associate or a person introduced or solicited for the purpose of purchasing securities or a client, customer or former client or customer or being a close business associate of a close business associate of such individual) to be in a position to assess the capabilities and trustworthiness of such individual; or

_______	(VI)

a "founder" of the Corporation (within the meaning of that expression as used in the applicable securities laws) or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation; or

_______	(VII)	a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation; or

_______	(VIII)	a person or company of which a majority of the voting securities are beneficially owned by, or a majority of directors are, persons or companies described in subparagraphs (I) through (VII) above; or

_______	(IX)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in subparagraphs (I) through (VII) above; or

(vi)	it is resident in Alberta, it is one of the following and has so indicated by initialling the applicable paragraph:

_______	(I)	an employee, senior officer, director or consultant of the Corporation or of an affiliated entity of the Corporation; or

_______	(II)

a trustee, custodian or administrator acting on behalf, or for the benefit of, a holding entity of, or a registered retirement savings plan or registered retirement income fund of, an individual referred to in clause (I) above; or

_______	(III)

a trustee, custodian or administrator acting on behalf, or for the benefit of, a holding entity of, or a registered retirement savings plan or registered retirement income fund of, the spouse of an individual referred to in clause (I) above;

provided that its participation in the trade is voluntary, meaning it is not induced to participate in the trade by expectation of employment or continued employment with, appointment or continued appointment with, or engagement to provide services or continued engagement to provide services to, as applicable, the Corporation or an affiliated entity of the Corporation; or

(vii)	it is resident in British Columbia, it is one of the following and has so indicated by initialling the applicable paragraph:

_______	(I)	an employee, senior officer or director of the Corporation or an affiliated entity of the Corporation and has not been induced to purchase by expectation of employment or continued employment; or

_______	(II)	acting on behalf of an individual referred to in clause (I) above; or

_______	(III)	an issuer all of the voting securities of which are beneficially owned by one or more of the persons referred to in clause (I) above;

(viii)

it is resident in Ontario, it is an "accredited investor" as defined in Ontario Securities Commission Rule 45-501 entitled "Exempt Distributions" promulgated under the Securities Act (Ontario) and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 2 to this Subscription Agreement indicating that the Subscriber fits within one of the categories of "accredited investor" set forth in such definition; and

(g)

if it is not purchasing as principal, it is duly authorized to enter into this Subscription Agreement and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser for whom it is acting, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Flow-Through Shares, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Flow-Through Shares for whom it may be acting, it and each beneficial purchaser is resident in the jurisdiction set out as the "Subscriber's Address", and:

(i)

if it is resident in British Columbia it complies with the exemption set out in subparagraph 2(f)(iii) hereof, and it is a trust company or an insurer authorized to carry on business under the Financial Institutions Act (British Columbia) purchasing the Flow-Through Shares as agent or trustee on behalf of accounts that are fully managed by it (insofar as it makes the investment decisions for the account and has full discretion to purchase or sell securities for the account without requiring the client's express consent to a transaction), or it is a portfolio manager who manages the investment portfolio of clients through discretionary authority granted by one or more clients and who is registered as a portfolio manager under the Securities Act (British Columbia) or exempted from such registration purchasing the Flow-Through Shares as agent or trustee on behalf of accounts that are fully managed by it; or

(ii)

if it is resident in Alberta it complies with the exemption set out in subparagraph 2(f)(ii) hereof, and it is purchasing Flow-Through Shares for accounts fully managed by it and is a trust corporation trading as a trustee or an agent, a portfolio manager trading as an agent, or a person or company trading as an agent that, except for an exemption under the Securities Act (Alberta) or the rules and regulations thereunder, is required to be registered as a portfolio manager; or

(iii)

if it is resident in British Columbia or Alberta it is an "accredited investor" as defined in paragraphs (p) or (q) of the definition of "accredited investor" in Multilateral Instrument 45-103 (which definition is reproduced in the Appendix to Exhibit 1 attached hereto); provided, however that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada and has concurrently executed and delivered to the Corporation a Representation letter in the form attached hereto as Exhibit 1 indicating that the Subscriber fits within one of the categories of "accredited investor" set forth in paragraphs (p) or (q) of such definition; or

(iv)

if it is acting as agent for one or more disclosed principals, each of such principals is purchasing as principal for its own account, not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of all or any of the Flow-Through Shares, and each of such principals complies with subparagraphs 2(f)(i) through (vii) hereof, as applicable to the nature of such principal and by virtue of its jurisdiction of residence; and

(h)

if it is a resident of any jurisdiction not referred to in the preceding paragraphs, it, or any beneficial purchaser for whom it is acting, complies with all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance with all such matters as the Corporation or the Agent or their respective counsel may request, and it, and any beneficial purchaser for whom it is acting, certifies that it is not a resident of Alberta;

(i)	it acknowledges that:

	(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Flow-Through Shares; and

(ii)	there is no government or other insurance covering the Flow-Through Shares; and

(iii)	there are risks associated with the purchase of the Flow-Through Shares; and

(iv)

there are restrictions on the Subscriber's ability to resell the Flow-Through Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Flow-Through Shares; and

(v)	the certificates representing the Flow Through Shares will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE 23 APRIL 2005.”

In addition the Flow-Through Shares will also bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT GOOD “DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.”

(vi)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (British Columbia) and other applicable securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(j)

it is aware that the Flow-Through Shares have not been and will not be registered under the United States Securities Act of 1933, as amended ("U.S. Securities Act") or the securities laws of any state and that these securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Flow-Through Shares; and

(k)

the Flow-Through Shares have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Flow-Through Shares and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered; and

(l)

it is not a U.S. Person (as defined in Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Flow-Through Shares on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

(m)

it undertakes and agrees that it will not offer or sell the Flow-Through Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Flow-Through Share, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(n)

if a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(o)	if an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(p)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, and binding obligation of the Subscriber; and

(q)

in the case of a subscription by it for Flow-Through Shares acting as agent for a disclosed principal, it is duly authorized to execute and deliver this agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal; and

(r)	it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it is able to bear the economic risk of loss of its investment; and

(s)

except for the representations and warranties made by the Corporation to the Agent in the Agency Agreement, it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or the Agent, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Agent, and agrees that the Agent and the Agent's counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information or as to whether all information concerning the Corporation required to be disclosed by the Corporation has been generally disclosed and acknowledges that the Corporation's counsel and the Agent's counsel are acting as counsel to the Corporation and the Agent, respectively, and not as counsel to the Subscriber; and

(t)	it understands that Flow-Through Shares are being offered for sale only on a "private placement" basis and that the sale and delivery of the Flow-Through Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence (i) it is restricted from using most civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(u)

if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Flow-Through Shares (including, without limitation: (i) in the case of an "accredited investor" resident in Alberta or British Columbia, a representation letter in the form attached as Exhibit 1, and (ii) in the case of an "accredited investor" resident in Ontario, a representation letter in the form attached as Exhibit 2; and

(v)	it will not resell the Flow-Through Shares except in accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable, in the future; and

(w)

the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber's constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

(x)

the Subscriber acknowledges that it has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for these Flow-Through Shares and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

Matters Relating to the Flow-Through Shares

3.      In addition to other terms defined herein, for the purposes of Sections 3, 4, 5 and 6 hereof, the following words and phrases have the following meanings:

(a)	"Act" means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended from time to time;

(b)

"Canadian Exploration Expense(s)" or "CEE" means Canadian exploration expense described in paragraph (f) of the definition of "Canadian exploration expense" in subsection 66.1(6) of the Act, excluding amounts which are prescribed to constitute "Canadian exploration and development overhead expense" as prescribed for the purposes of paragraph 66(12.6)(b) of the Act, the amount of any assistance described in paragraph 66(12.6)(a) of the Act and any expense described in paragraph 66(12.6)(b.1) of the Act;

(c)	"Commitment Amount" means the amount equal to Cdn$6.00 multiplied by the number of Flow-Through Shares subscribed and paid for pursuant to this Subscription Agreement;

(d)	"Expenditure Period" means the period commencing on the date of acceptance by the Corporation of this Subscription Agreement and ending on the earlier of:

(i) the date on which the Commitment Amount has been fully expended in accordance with the terms hereof; and

(ii) December 31, 2005;

(e)	"Principal Business Corporation" means a principal-business corporation as defined in subsection 66(15) of the Act; and

(f)	"Qualifying Expenditures" means expenses that are CEE on the date they are incurred.

4.      The Corporation hereby represents and warrants to the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) and acknowledges that the Subscriber is relying thereon that:

(a)

the Corporation is validly subsisting under the federal laws of Canada, and is qualified to carry on business in each jurisdiction in respect of which the carrying on of the activities contemplated hereby make such qualification necessary;

(b)

the Corporation has complied or will comply with all applicable corporate and securities laws applicable to it in connection with the offer, sale and issuance of the Flow-Through Shares to be purchased hereunder;

(c)	upon acceptance by the Corporation, this Subscription Agreement shall constitute a binding obligation of the Corporation enforceable in accordance with its terms;

(d)

the execution, delivery and performance of this Subscription Agreement by the Corporation, and the issue of the Flow-Through Shares, does not and will not constitute a breach of or default under the constating documents of the Corporation, or any law, regulation, order or ruling applicable to the Corporation, or any agreement to which the Corporation is a party or by which it is bound;

(e)

the Corporation has the full corporate right, power and authority to enter into this Subscription Agreement, to issue the Flow-Through Shares and incur and renounce to the Subscriber, Qualifying Expenditures in an amount equal to the Commitment Amount;

(f)

the incurring and renunciation of Qualifying Expenditures to the Subscriber pursuant hereto, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound;

(g)	the Corporation is, and at all material times will be, a Principal Business Corporation;

(h)

except as a result of any agreement to which the Corporation is not a party and of which it has no knowledge, upon issuance, the Flow-Through Shares will be "flow-through shares" as defined in subsection 66(15) of the Act and will not constitute "prescribed shares" for the purpose of Regulation 6202.1 of the Act;

(i)

the Corporation will not knowingly renounce any of the Qualifying Expenditures to a trust, corporation or partnership with whom the Corporation has a prohibited relationship as defined in subsection 66(12.671) of the Act.

5.      The Corporation covenants and agrees with the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting):

(a)	to keep proper books, records and accounts, including books, records and accounts of all Qualifying Expenditures and all transactions affecting the Commitment Amount and the Qualifying Expenditures;

(b)

to incur, during the Expenditure Period, Qualifying Expenditures in such amount as enables the Corporation to renounce to the Subscriber in accordance with the Act and this Subscription Agreement, Qualifying Expenditures in an amount equal to the Commitment Amount;

(c)

to renounce (in accordance with the provisions of subsections 66(12.6) and 66(12.66) of the Act and this Subscription Agreement) to the Subscriber, effective on or before December 31, 2004, Qualifying Expenditures incurred during the Expenditure Period in an amount equal to the Commitment Amount;

(d)	to deliver to the Subscriber, not later than March 31, 2005, a statement setting forth the aggregate amounts of such Qualifying Expenditures renounced to the Subscriber;

(e)

that all Qualifying Expenditures renounced to the Subscriber pursuant to this Subscription Agreement will be Qualifying Expenditures incurred by the Corporation that, but for renunciation to the Subscriber hereunder, the Corporation would be entitled to deduct in computing its income for purposes of Part I of the Act;

(f)

that the Corporation will not reduce the amount to be renounced hereunder to the Subscriber pursuant to subsection 66(12.6) of the Act and, in the event the Minister of National Revenue reduces the amount so renounced pursuant to subsection 66(12.73) of the Act, and as the sole recourse to the Subscriber for such reduction, the Corporation shall indemnify the Subscriber as to, and pay in settlement thereof to the Subscriber, an amount equal to the amount of any tax payable or that may become payable under the Act (and under any corresponding provincial legislation) by the Subscriber as a consequence of such reduction;

(g)

that if the Corporation does not renounce to the Subscriber Qualifying Expenditures equal to the Commitment Amount effective on or before December 31, 2004, as the sole recourse to the Subscriber for such failure, the Corporation shall indemnify the Subscriber as to, and pay in settlement thereof to the Subscriber, an amount equal to the amount of any tax payable or that may become payable under the Act (and under any corresponding provincial legislation) by the Subscriber as a consequence of such failure;

(h)

that the Corporation will maintain its status as a Principal Business Corporation until the earlier of: (i) December 31, 2005; and (ii) the date on which the Corporation has incurred and renounced Qualifying Expenditures in an amount equal to the Commitment Amount;

(i)

to timely file all forms required under the Act to renounce Qualifying Expenditures equal to the Commitment Amount to the Subscriber effective on or before December 31, 2004 and to provide the Subscriber with a copy of all such forms as are required to be provided thereon on a timely basis;

(j)

that the Corporation will not be subject to the provisions of subsection 66(12.67) of the Act in a manner which impairs its ability to renounce Qualifying Expenditures to the Subscriber in an amount equal to the Commitment Amount; and

(k)

that the Corporation will refrain from entering into transactions or taking deductions which would otherwise reduce its cumulative CEE to an extent it would preclude a renunciation of Qualifying Expenditures hereunder in an amount equal to the Commitment Amount as contemplated herein.

6.	The Subscriber covenants, agrees and represents and warrants to the Corporation that:

(a)	the Subscriber or beneficial purchaser, as the case may be, deals and will at all relevant times continue to deal at arm's length with the Corporation, for purposes of the Act, until January 1, 2006;

(b)

if the Subscriber or beneficial purchaser, as the case may be, is a corporation, trust or partnership, it does not knowingly have and will not knowingly have in respect of a renunciation of Qualified Expenditures hereunder, a "prohibited relationship" with the Corporation within the meaning of subsection 66(12.671) of the Act;

(c)

neither the Subscriber, nor the beneficial purchaser, as the case may be, will enter into any agreement or arrangement which will cause the Flow-Through Shares to become "prescribed shares" for purposes of the Act; and

(d)	the Subscriber is not a non-resident of Canada for purposes of the Act.

Closing

7.      The Subscriber agrees to deliver to the Agent, not later than 5:00 p.m. (Ontario time) on the day that is two business days before the Closing Date (as defined herein): (a) this duly completed and executed Subscription Agreement; (b) if the Subscriber is an "accredited investor" a fully executed and completed Representation Letter in the form of Exhibit 1, in the case of a British Columbia or Alberta subscriber, and in the form of Exhibit 2, in the case of an Ontario subscriber; (c) a Private Placement Questionnaire and Letter of Undertaking in the form of Exhibit 3; and (d) a certified cheque or bank draft payable to Canaccord Capital Corporation for the Subscription Price of the Flow-Through Shares subscribed for under this Subscription Agreement or payment of the same amount in such other manner as is acceptable to the Agent.

8.      The sale of the Flow-Through Shares pursuant to this Subscription Agreement will be completed at the offices of McCarthy Tétrault LLP, the Agent’s counsel, in Toronto, Ontario, at 12:00 noon, Toronto time or such other time as the Corporation and the Agent may agree (the

"Closing Time") on 22 December 2004 or such other date as the Corporation and the Agent may agree (the "Closing Date"). At the Closing Time, the Agent shall deliver to the Corporation all completed subscription agreements, including this Subscription Agreement, and the aggregate subscription amount against delivery by the Corporation of certificates representing the Flow-Through Shares.

9.      The Corporation and the Agent shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

10.     The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Flow-Through Shares. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and the Agent in determining the eligibility of a purchaser of Flow-Through Shares and the Subscriber agrees to indemnify the Corporation and the Agent, including their affiliates, shareholders, directors, officers, partners, employees, advisors and agents, against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at Kirkland Lake Gold Inc. (Fax Number: +604 681 4692), Suite 300, 570 Granville Street, Vancouver, British Columbia, Canada V6C 3P1 and the Agent at Canaccord Capital Corporation, Suite 1210, 320 Bay Street, Toronto, Ontario, M5H 4A6 (Fax Number: +416 869 7706), of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

11.     The Subscriber acknowledges that the Agent has agreed to offer the Flow-Through Shares on a "best-efforts" basis and, in connection therewith, the Corporation and the Agent have entered into, or will enter into prior to the Closing Date, an agreement (the "Agency Agreement") pursuant to which the Agent, in connection with the issue and sale of the Flow-Through Shares, will receive a fee from the Corporation. The Subscriber hereby irrevocably authorizes Canaccord Capital Corporation: (a) to act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required; (b) to complete or correct any errors or omissions in any form or document provided by the Subscriber; (c) to receive on its behalf certificates representing the Flow-Through Shares purchased under this Subscription Agreement; (d) to approve any opinions, certificates or other documents addressed to the Subscriber; (e) to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Subscriber contained in the Agency Agreement; and (f) to exercise any rights of termination contained in the Agency Agreement.

12.     The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Flow-Through Shares to the Subscriber shall be borne by the Subscriber.

13.     The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario.

14.     Time shall be of the essence hereof.

15.     This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

16.     The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

17.     The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

18.     Subject to paragraph 11, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

19.     The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

20.     The Subscriber acknowledges and agrees that acceptance of this Subscription Agreement will be conditional, among other things, upon the sale of Flow-Through Shares to the Subscriber being exempt from any prospectus and offering memorandum requirements of all applicable securities laws. The Corporation will be deemed to have accepted this Subscription Agreement upon the delivery at the closing of the certificates representing the Flow-Through Shares to or upon the direction of the Subscriber in accordance with the provisions hereof.

21.     The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

22.     In this Subscription Agreement (including attachments), references to "$" or "Cdn. $" are to Canadian dollars.

EXHIBIT 1

REPRESENTATION LETTER

(FOR BRITISH COLUMBIA AND ALBERTA ACCREDITED INVESTORS)

          TO:                Kirkland Lake Gold Inc. (the "Corporation")
          AND TO:      Canaccord Capital Corporation (the "Agent")

          In connection with the agreement to purchase common shares in the capital of the Corporation issued on a "flow-through" basis ("Flow-Through Shares") by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Exhibit 1), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation and the Agent that:

I.      the Subscriber is resident in British Columbia or Alberta or is subject to the laws of the Province of British Columbia or Alberta;

23. the Subscriber is purchasing the Flow-Through Shares as principal for its own account or complies with the provisions of paragraph 2(g)(iii);

24. the Subscriber is an "accredited investor" within the meaning of Multilateral Instrument 45-103 entitled "Capital Raising Exemptions" by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Representation Letter; and

25. upon execution of this Representation Letter by the Subscriber, this Representation Letter shall be incorporated into and form a part of the Subscription Agreement.

Dated: December ______, 2004

Print name of Subscriber

By:

          Signature

          Print name of Signatory (if different from Subscriber)

          Title

IMPORTANT: PLEASE INITIAL APPENDIX "A" ON THE NEXT PAGE

APPENDIX "A"

PLEASE MARK YOUR INITIALS BESIDE THE CATEGORY OF "ACCREDITED INVESTOR" TO WHICH YOU BELONG.

Accredited Investor - (defined in Multilateral Instrument 45-103) means:

_______	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

_______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

_______	(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

_______	(d)

a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_______	(e)

a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

_______	(f)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

_______	(g)	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada;

_______	(h)	a municipality, public board or commission in Canada;

_______	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_______	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

_______	(k)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

_______	(l)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

_______	(m)

a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements;

_______	(n)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

_______	(o)

a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts;

_______	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account;

_______	(q)

a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser;

_______	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded;

_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

_______	(t)

a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

          NOTE: The investor must initial beside the applicable portion of the above definition.

          For the purposes hereof:

A.	"affiliate" means an issuer connected with another issuer because

1.	one of them is the subsidiary of the other, or

2.	each of them is controlled by the same person or company;

B.	"beneficial ownership" of securities by a person occurs

1.	for the purposes of Saskatchewan, British Columbia, Nova Scotia, Newfoundland and Labrador and Prince Edward Island securities law, when such securities are beneficially owned by

	a.	an issuer controlled by that person; or

	b.	an affiliate of that person or an affiliate of an issuer controlled by that person;

2.	for the purposes of Alberta securities law, when such securities are beneficially owned by

	a.	a company controlled by that person or an affiliate of that company,

	b.	an affiliate of that person, or

	c.	through a trustee, legal representative, agent or other intermediary of that person;

C.

"Canadian financial institution" means a bank, loan corporation, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized to carry on business in Canada or a jurisdiction, or the Confédération des caisses populaires et d'économie Desjardins du Québec;

D.	"director"

1.

means for the purpose of British Columbia securities law, a director of a corporation or an individual occupying or performing, with respect to a corporation or any other person, a similar position or similar functions;

2.

includes for purposes of Alberta, Saskatchewan, Nova Scotia, Newfoundland and Labrador and Prince Edward Island securities law, a person acting in a capacity similar to that of a director of a company; and

3.	for the purposes of Manitoba law, a person occupying the position of director by whatever name called;

(u)	"financial assets" means cash and securities;

(v)	"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

(w)	"founder", in respect of an issuer, means a person or company who,

(i)

acting alone, in conjunction or in concert with one or more other persons or companies, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the proposed trade, is actively involved in the business of the issuer;

(x)

"fully managed account" means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(y)	"jurisdiction" means a province or territory of Canada except when used in the term "foreign jurisdiction";

(z)	"local jurisdiction" means the jurisdiction in which the applicable securities regulatory authority is situate;

(aa)	"individual" means a natural person, but does not include

(i) a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

(ii) a natural person in the person's capacity as trustee, executor, administrator or other legal representative;

(bb)

"mutual fund" includes an issuer of securities that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer of the securities;

(cc)	"non-redeemable investment fund" means an issuer,

(i) where contributions of security holders are pooled for investment,

(ii) where security holders do not have day-to-day control over management and investment decisions of the issuer, whether or not they have the right to be consulted or to give directions, and

(iii)

whose securities do not entitle the security holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of the issuer;

(dd)	"person or company" includes

(i)

for the purposes of British Columbia securities law, an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(ii)

for the purposes of Alberta, Saskatchewan, Nova Scotia, Newfoundland and Labrador and Prince Edward Island, an individual, corporation, partnership, unincorporated or incorporated association, unincorporated or incorporated syndicate, unincorporated or incorporated organization, trust, trustee, executor, administrator or other legal representative; and

(iii)

for the purposes of Manitoba securities law, an individual, corporation, partnership, unincorporated or incorporated association, unincorporated or incorporated syndicate, unincorporated or incorporated organization, unincorporated trust, trustee, executor, administrator and other legal personal representative;

(ee)	"regulator" means

	(i)	the Executive Director, as defined under section 1 of the Securities Act (Alberta);

	(ii)	the Executive Director, as defined under section 1 of the Securities Act (British Columbia); and

	(iii)	such other person as is referred to in Appendix D of National Instrument 14-101 – Definitions;

(ff)	"related liabilities" means:

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

	(ii)	liabilities that are secured by financial assets;

(gg)	"securities legislation" means

	(i)	for British Columbia, the Securities Act (British Columbia) and the regulations, rules and forms under such Act and the blanket rulings and orders issued by the British Columbia Securities Commission,

	(ii)	for Alberta, the Securities Act (Alberta) and the regulations and rules under such Act and the blanket rulings and orders issued by the Alberta Securities Commission, and

	(iii)	for other Canadian jurisdictions, such other statutes and instruments as are listed in Appendix B of National Instrument 14-101 – Mutual Funds – Definitions and Interpretation;

(hh)	"securities regulatory authority" means

	(i)	the British Columbia Securities Commission;

	(ii)	the Alberta Securities Commission;

(iii)

in respect of any local jurisdiction other than Alberta or British Columbia, means the securities commission or similar regulatory authority listed in Appendix C of National Instrument 14-101 – Definitions;

(ii)	"voting security" means any security which:

	(i)	is not a debt security; and

(ii)	carries a voting right either under all circumstances or under some contingency that has occurred and is continuing;

(jj)	An issuer is considered to be "controlled" by a person or company if:

(i)

for the purposes of British Columbia securities law,

voting securities of the issuer are held, other than by way of security only, by or for the benefit of that person or company; and

the voting rights attached to those voting securities are entitled, if exercised, to elect a majority of the directors of the issuer; and

(ii)

for the purposes of Alberta securities law,

voting securities of the issuer carrying more than 50% of the votes that may be cast to elect directors are held, other than for the purpose of giving collateral for a bona fide debt, by or for the benefit of that person or company; and

the votes carried by the securities referred to in (a) are sufficient, if exercised, to elect a majority of the board of directors of the issuer; and

BRITISH COLUMBIA SPECIFIC DEFINITIONS

(kk)	"spouse", means, for the purpose of British Columbia securities law, a person who

	(i)	is married to another person and is not living separate and apart, within the meaning of the Divorce Act (Canada), from the other person, or

	(ii)	is living and cohabiting with another person in a marriage-like relationship, including a marriage-like relationship between persons of the same gender.

All monetary references are in Canadian Dollars.

EXHIBIT 2

REPRESENTATION LETTER

(FOR ONTARIO ACCREDITED INVESTORS)

TO:	Kirkland Lake Gold Inc. (the "Corporation")
AND TO:	Canaccord Capital Corporation. (the "Agent")

          In connection with the agreement to purchase common shares in the capital of the Corporation issued on a "flow-through" basis ("Flow-Through Shares") by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Exhibit 2), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation and the Agent that:

II.      The Subscriber is resident in Ontario or is subject to the laws of the Province of Ontario;

26. The Subscriber is purchasing the Flow-Through Shares as principal for its own account;

27. The Subscriber is an "accredited investor" within the meaning of Ontario Securities Commission Rule 45-501 promulgated under the Securities Act (Ontario) by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Representation Letter; and

28. Upon execution of this Representation Letter by the Subscriber, this Representation Letter shall be incorporated into and form a part of the Subscription Agreement.

          Dated: December ______, 2004

Print name of Subscriber

By:

          Signature

          Print name of Signatory (if different from Subscriber)

          Title

IMPORTANT: PLEASE INITIAL APPENDIX "A" ON THE NEXT PAGE

APPENDIX "A"

          Accredited Investor - (defined in Ontario Securities Commission Rule 45-501) means:

_______	(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

_______	(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);

_______	(c)

a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

_______	(d)

a co-operative credit society, credit union central, federation of caisse populaire, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

_______	(e)	a company licensed to do business as an insurance company in any jurisdiction;

_______	(f)	a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the person or company owns all of the voting shares of the subsidiary entity;

_______	(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

_______	(h)	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

_______	(i)	any Canadian municipality or any Canadian provincial or territorial capital city;

_______	(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

_______	(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

_______	(l)	a registered charity under the Income Tax Act (Canada);

_______	(m)

an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

_______	(n)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

_______	(o)

an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

_______	(p)	a promoter of the issuer or an affiliated entity of a promoter of the issuer;

_______	(q)	a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

_______	(r)

a person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

_______	(s)	an issuer that is acquiring securities of its own issue;

_______	(t)

a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

_______	(u)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor in a discretionary order (a copy of which is attached);

_______	(v)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

_______	(w)

a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director (as defined in the Securities Act (Ontario)) or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

_______	(x)	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

_______	(y)

an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

_______	(z)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or

_______	(aa)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

          NOTE: The investor must initial beside the applicable portion of the above definition.

          For the purposes hereof:

A.	"company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

B.	"entity" means a company, syndicate, partnership, trust or unincorporated organization;

C.	"financial assets" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

D.	"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

E.	"jurisdiction" means a province or territory of Canada except when used in the term "foreign jurisdiction";

F.

"managed account" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

G.

"mutual fund" includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

H.	"non-redeemable investment fund" means an issuer

	1.	whose primary purpose is to invest money provided by its security holders;

2.

that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

	3.	that is not a mutual fund;

I.	"person" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

J.	"portfolio adviser" means

	1.	a portfolio manager;

2.

a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of The Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection;

K.	"related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

L.

"spouse", in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage;

M.

In OSC Rule 45-501 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

N.	In OSC Rule 45-501 a person or company is considered to be controlled by a person or company if

	1.	in the case of a person or company,

a.

voting securities of the first-mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

		b.	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

	2.	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

	3.	in the case of a limited partnership, the general partner is the second-mentioned person or company.

O.	In OSC Rule 45-501 a person or company is considered to be a subsidiary entity of another person or company if

	1.	it is controlled by,

		a.	that other, or

		b.	that other and one or more persons or companies each of which is controlled by that other, or

c.	two or more persons or companies, each of which is controlled by that other, or

2.	it is subsidiary entity of a person or company that is the other's subsidiary entity.

All monetary references are in Canadian Dollars.

EXHIBIT 3

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.	DESCRIPTION OF TRANSACTION

	(a)	Name of issuer of the securities:

KIRKLAND LAKE GOLD INC.

	(b)	Number and class of securities to be purchased:

________________‘Flow-Through’ Common Shares

	(c)	Purchase Price:

CDN$ 6.00 each

2.	DETAILS OF PURCHASER

	(a)	Name of purchaser:

	(b)	Address:

(c)	Names and addresses of persons having a greater than 10% beneficial interest in the purchaser (insert “None” if none):

3.	RELATIONSHIP TO ISSUER

(a)	Is the purchaser (or any person named in response to 2(c) above) an insider of the Issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)?

If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider:

No ______________  Yes ______________

If “Yes”, state capacity or nature (director, senior officer, greater than 10% shareholder, etc.) of qualification as an insider:

(b)	If the answer to (a) is “no”, are the purchaser and the issuer controlled by the same person or company? If so, give details:

No ______________  Yes ______________

If “Yes”, state the details of the control by the same person or company:

4.	DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the Issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof (insert “None” if none):

ONT

UNDERTAKING

TO:      TORONTO STOCK EXCHANGE

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of the Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at __________________________
Name of Purchaser - please print
this _______ day of December, 2004

Authorized Signature

Official Capacity - please print

Please print here the name of the individual whose signature appears above, if different from name of purchase printed above.